EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated May 12, 2017, with respect to the consolidated financial statements of RockPile Energy Holdings, LLC contained in the Current Report on Form 8-K/A of Keane Group, Inc. dated August 3, 2017. We consent to the incorporation by reference of the aforementioned report in the Registration Statement of Keane Group, Inc. on Form S-8; File number 333-215734.

/s/ GRANT THORNTON LLP
Oklahoma City Oklahoma
August 3, 2017